Exhibit 10.38

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of [•], between Hertz Global Holdings, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan. The meaning of capitalized terms used in this Agreement may be found in Section 7.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.              Grant of Options

(a)         Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)         Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.              Vesting and Exercisability

(a)         Except as otherwise provided in Sections 2(b), 3, or 6(a)of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date.

(b)         Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)         Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3. The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.              Termination of Options

(a)         Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)               Termination of Employment.

(i)            Special Termination. If the Employee’s employment with the Company terminates due to Special Termination, all unvested Options held by the Employee shall vest and all the Employee’s Options shall remain outstanding until the first to occur of:  (a) the first anniversary of the Employee’s  termination of employment, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(ii)           Retirement.

(A)      If the Employee’s employment with the Company terminates due to the Employee’s Retirement and if the Committee in its discretion requests and the Employee agrees to a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, then the unvested Options held by the Employee on the date of his or her Retirement shall remain outstanding and continue to vest in accordance with all of their respective terms as if such Employee’s employment had not terminated until the first to occur of: (a) the third anniversary of the Employee’s Retirement or, if the Employee dies prior to the third anniversary of the Employee’s Retirement, the twelve-month anniversary of the date of the Employee’s death, if earlier, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately terminate.

(B)       If the Employee’s employment with the Company terminates due to the Employee’s Retirement other than in accordance with Section 3(b)(ii)(A), the Employee’s Options shall be treated as set forth in Section 3(b)(iv).

(iii)          Termination for Cause. If an Employee’s employment terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Employee’s termination.

(iv)          Termination for Any Other Reason. If the Employee’s employment with the Company terminates for any reason other than Special Termination, Cause or Retirement in accordance with Section 3(b)(ii)(A), any unvested Options held by the Employee shall immediately be forfeited and canceled as of the date of termination. All vested Options shall remain exercisable until the first to occur of (a) the 30th day following the effective date of the Employee’s termination of employment, or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options, (b) the Normal Termination Date or (c) the cancellation or termination of the Options pursuant to Section 6(a), after which any unexercised Options shall immediately be forfeited and canceled.

Section 4.              Manner of Exercise

(a)               General. Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures established by the Company from time to time and shall include the Employee specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Company. Unless otherwise determined by the Committee, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, the Employee may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the  Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)               Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5.              Adjustment Event. In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

Section 6.              Change in Control

(a)               In General. In the event of a Change in Control, any unvested Options shall vest and become exercisable, provided that the Committee (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)               Termination. Notwithstanding Section 6(a), in the event of a Change in Control, the Committee may, in its discretion, terminate any outstanding Options if either (i) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options, or (ii) the Committee reasonably determines that the

Change in Control Price is equal to or less than the exercise price for such Options.

Section 7.              Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

 “Company” means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Covered Options” has the meaning given in Section 3(b).

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Special Termination” means a termination of the Employee’s employment as a result of his or her death or Disability.

Section 8.              Miscellaneous.

(a)               Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)               Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)               No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(d)               No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)               Non-Transferability of Options. The Options may be exercised only by the Employee. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)                Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(C)   if to the Company, to it at:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

(D)          if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

The Carlyle Group

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington DC 20004-2505

Attention:  Mr. Gregory S. Ledford

Fax:  (202) 347-1818

and

Clayton, Dubilier & Rice, Inc.

375 Park Avenue, 18th Floor

New York, New York

Attention: David Wasserman

Fax: (212) 407-5252

and

Merrill Lynch Global Private Equity

4 World Financial Center, 23rd Floor

New York, NY 10080

Attention:  Mr. George A. Bitar &

Mr. Robert F. End

Fax:  (212) 449-1119

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  John M. Allen

Fax:  (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)               Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)               Waiver; Amendment.

(i)            Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)           Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)                Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)                Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k)               Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE EMPLOYEE:

«Name»

By:

Total Number of shares of Common Stock for the Purchase of Which Options have been Granted	Option Price

«Options» Shares	$